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EXHIBIT 3.1.9

                                                                         1924127
                                                                  ENDORSED-FILED
                                         in the office of the Secretary of State
                                                      of the State of California
                                                                     SEP 15 1995
                                                  BILL JONES, Secretary of State

                           ARTICLES OF INCORPORATION
                        OF CHRISTIE-PETERSEN DEVELOPMENT

                                       I.

     The name of the corporation is CHRISTIE-PETERSEN DEVELOPMENT.

                                      II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     The name and address in the State of California of this corporation's initial agent for service of process is Michael Petersen, 18702 Sutter, Hesperia, California 92340.

                                      IV.

     This corporation is authorized to issue only one class of shares of Stock, and the total number of shares which this corporation is authorized to issue in ONE HUNDRED THOUSAND (100,000) shares.

                                       V.

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VI.

     The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for) breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted under Section 317 of the Corporations Code, subject to the limits an such excess indemnification set forth in Section 204 of the Corporations Code. Corpora-zions


                                             /s/ Andrew M. Glatt
                                             -----------------------------------
                                             ANDREW M. GLATT, Incorporator